UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 5, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On June 5, 2020, Superior Industries International, Inc. (the “Company”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company currently is not in compliance with the continued listing standards set forth under Rule 802.01B of the NYSE Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its shareholders’ equity was less than $50 million.

The Notice has no immediate impact on the listing of the Company’s common stock, does not affect the Company’s ongoing business operations or its reporting obligations with the Securities and Exchange Commission, and does not conflict with or cause an event of default under any of the Company’s debt or other agreements.

As a result of the Notice, the Company became subject to the procedures set forth in Rule 802.02 of the NYSE Listed Company Manual. In accordance with such procedures, on or before June 19, 2020, the Company plans to acknowledge receipt of the Notice and notify the NYSE of its intention to submit a business plan (the “Plan”) within 45 days of receipt of the Notice, which will set forth the Company’s plan to regain compliance with the relevant listing standards. Upon receipt of the Plan, the NYSE will have up to 45 days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the listing standards. If the Plan is accepted by the NYSE, the Company would be subject to ongoing quarterly monitoring for compliance with the Plan and have up to 18 months from July 1, 2020 to demonstrate compliance (as extended by the NYSE in response to the COVID-19 pandemic). If the Plan is not accepted by the NYSE, or if the Company fails to maintain compliance with the plan, the Company’s common stock would be subject to suspension and delisting.

The Company is working diligently to prepare the Plan, remains confident in its business prospects and liquidity position, and believes that it will successfully resume compliance with the NYSE’s continued listing standards. However, no assurance can be given that the Company will be able to regain compliance with the applicable listing standards or otherwise maintain compliance with the other continued listing standards set forth in the NYSE Listed Company Manual.

Item 7.01.	Regulation FD Disclosure.

On June 9, 2020, the Company issued a press release announcing receipt of the notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “intend,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “outlook”, “predicts,” “projects,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the intention to submit a plan to the NYSE and Superior’s ability to return to compliance of the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 9, 2020, as issued by Superior Industries International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 9, 2020	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer

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